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                                                             Exhibit 5.1


                                  June 7, 1996



NaPro BioTherapeutics, Inc.
Board of Directors
6304 Spine Road, Unit A
Boulder, Colorado 80301

Gentlemen:

          Reference is made to the registration statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Commission") on or about June 5, 1996 (the "Registration Statement") by NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company"), for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 980,146 shares of its Common Stock, $.0075 par value (the "Common Stock").

          As counsel for the Company, we have examined such documents and reviewed such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Stockholder approval of an amendment (the "Amendment") to the 1994 Long-Term Performance Incentive Plan to increase by 500,000 shares the number of shares available for issuance under such plan is required and is scheduled to be voted upon in the Company's upcoming annual meeting. Based on the foregoing and subject to stockholder approval of the Amendment, we are of the opinion that the shares of Common Stock, when sold and delivered by the Company pursuant to the 1993 Stock Option Plan and 1994 Long-Term Performance Incentive Plan described in the Registration Statement, will be legally issued, fully paid and non-assessable.

          We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Interests of Named Experts and Counsel." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission.

          We do not express an opinion on any matters other than those expressly set forth in this letter.

                                                Very truly yours,

                                                HOLME ROBERTS & OWEN LLC


                                                By:   /s/ Garth B. Jensen
                                                   -------------------------
                                                   Garth B. Jensen, Member